Exhibit 1.01

T-Mobile US, Inc.

Conflict Minerals Report for the Year Ended December 31, 2024

This Conflict Minerals Report is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rules”). The Rules require issuers to disclose information regarding the use and origin of conflict minerals necessary for the functionality or production of products manufactured or contracted to be manufactured by such issuers. The Rules define “conflict minerals” as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are limited to tin, tantalum, tungsten and gold (referred to collectively as “3TG”). The purpose of the Rules is to identify whether an issuer’s use of 3TG may have directly or indirectly financed or benefitted armed groups in the Democratic Republic of Congo and its adjoining countries (the “DRC Region” or “Covered Countries”), even though the use of conflict minerals from Covered Countries is not prohibited under U.S. law.

Introduction

T-Mobile US, Inc. (“T-Mobile”) is America’s Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that offers reliable connectivity for all. T-Mobile’s customers benefit from its combination of value and quality, focus on offering them the best possible service experience, and drive for disruption that creates competition and innovation in wireless and beyond. Based in Bellevue, Washington, T-Mobile provides services, devices and accessories across its flagship brands, T-Mobile and Metro by T-Mobile.

T-Mobile believes its suppliers are a valuable extension of its business and corporate values. T-Mobile’s Supplier Code of Conduct outlines expectations around ethical business practices for its suppliers. T-Mobile requires its suppliers to operate in full compliance with laws, rules, regulations, and ethical standards of the country in which they operate or provide products or services. T-Mobile also expects its suppliers to share its commitment to ethical conduct and environmentally responsible business practices while they conduct business with or on behalf of T-Mobile. T-Mobile employs a third-party risk management process to screen for anti-corruption, global sanctions, human rights, and environmental risks before engaging with a supplier. T-Mobile’s third-party risk management process continuously monitors current suppliers for supply chain risks.

T-Mobile’s suppliers are also required to follow its Responsible Sourcing Guidelines, which set forth the Company’s expectations regarding sourcing practices and supply chain due diligence. T-Mobile’s Responsible Sourcing Guidelines require suppliers to conduct their own due diligence into the source and chain of custody of any conflict minerals used in products supplied to T-Mobile, provide full transparency of the mineral supply chain back to the mining source by using a robust and verifiable traceability system, adopt a conflict minerals policy and supplier due diligence practices consistent with US law and international standards, respond to T-Mobile’s inquiries about conflict minerals and verify their source and chain of custody, and provide information about the specific smelters and refiners that supplied conflict minerals and their countries of origin.

Pursuant to the Rules, T-Mobile undertook to determine whether any products that it manufactured or contracted to manufacture during the calendar year ended December 31, 2024 (the “Reporting Period”) contained conflict minerals necessary for the functionality or production of such products. As a result, T-Mobile determined that, during the Reporting Period, T-Mobile contracted to manufacture the following product (“Covered Product”) that contains 3TG necessary for the functionality or production of the product:

•	SyncUp Kids Smartwatch

Suppliers of 3TG used in the Covered Product either sourced their materials from countries outside the DRC Region or conform to international responsible mineral sourcing standards.

T-Mobile is considered a downstream purchaser in the mineral supply chain because it does not extract, process or refine 3TG and does not have a direct relationship with any 3TG mines, smelters or refiners. As a result, T-Mobile relies on its direct suppliers, who in turn rely on their suppliers, to assist with its reasonable country of origin inquiry and due diligence efforts for the minerals contained in the Covered Product.

Reasonable Country of Origin Inquiry

In accordance with the Rules, T-Mobile conducted a reasonable country of origin inquiry (“RCOI”) to determine whether any of the 3TG in the Covered Product originated in the DRC Region or were from recycled or scrap sources. T-Mobile’s RCOI included a review of information provided by T-Mobile’s supplier of the Covered Product to confirm the presence, source, and chain of custody of the 3TG used in its supply chain. As part of its RCOI, T-Mobile requested that its supplier complete the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”) to gather information regarding the smelters or refiners that provided 3TG contained in the Covered Product. When the nature of the information provided by the supplier warranted further analysis, T-Mobile personnel contacted the supplier for further evidence to clarify or validate the response.

Based on the RCOI described above, T-Mobile determined that all of the smelters or refiners disclosed by the supplier of the covered product that may have sourced 3TG from within the DRC Region have been audited and designated as conformant with the RMI’s Responsible Minerals Assurance Process. RMI uses an independent third-party assessment of smelter management systems and sourcing practices to validate conformance with responsible sourcing due diligence standards.

Due Diligence Process

T-Mobile’s due diligence measures were designed in accordance with the Organization for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including related supplements (the “OECD Guidance”), consistent with T-Mobile’s position as a downstream company. T-Mobile’s due diligence measures included the following steps:

1.	Establish Strong Company Management Systems

In 2017, T-Mobile adopted Responsible Sourcing Guidelines to promote transparency and the responsible sourcing of minerals in its supply chain. T-Mobile’s Responsible Sourcing Guidelines require suppliers to conduct their own due diligence into the source and chain of custody of any conflict minerals used in the functionality or production of products that they supply to T-Mobile, provide full transparency of the mineral supply chain back to the mining source using a robust and verifiable traceability system, and respond to T-Mobile’s inquiries related to conflict minerals in a timely manner. T-Mobile’s Supplier Code of Conduct requires suppliers to comply with its Responsible Sourcing Guidelines when conducting business with T-Mobile. T-Mobile also expects its suppliers to apply the same standards of conduct to their upstream suppliers. T-Mobile’s Responsible Sourcing Guidelines are available at www.t-mobile.com/our-story/working-together/suppliers/responsible-sourcing.

T-Mobile has adopted an internal management system to screen suppliers for compliance with its Responsible Sourcing Guidelines and the Rules. T-Mobile’s conflict minerals due diligence is coordinated by its Third-Party Risk Management and Legal Affairs groups, who report to T-Mobile’s Chief Financial Officer and General Counsel, respectively. Any issues or concerns regarding T-Mobile’s supply chain can be reported at any time through T-Mobile’s designated integrity hotline or compliance and ethics email address.

2.	Identify and Assess Risks in the Supply Chain

As described above in “Reasonable Country of Origin Inquiry,” T-Mobile’s conflict minerals due diligence is based on engagement with the suppliers of Covered Products, including a survey process in which T-Mobile requests information using a CMRT. Individuals within T-Mobile’s relevant working groups manage the collection of information reported on the CMRT, coordinate follow-up communications with suppliers as needed, and evaluate information collected as well as additional information that may be available from other sources for potential risks. T-Mobile relies on the representations of its suppliers regarding the conformance of the smelters or refiners that supply minerals used in such suppliers’ production processes.

3.	Design and Implement a Strategy to Respond to Identified Risks

If T-Mobile knows or has reason to believe that a supplier may be sourcing conflict minerals originating in one of the Covered Countries, T-Mobile reviews the smelters or refiners identified by the supplier against independently verified lists of smelters or refiners that are conformant to a cross-recognized, responsible mineral sourcing validation program, such as RMI’s Responsible Minerals Assurance Process. Conformant smelters and refiners have the systems and processes in place to support the responsible sourcing of raw materials and can provide evidence to support their sourcing activities. Based on this review, T-Mobile considers whether direct engagement with the supplier and additional risk mitigation steps are necessary.

4.	Support the Development and Implementation of Independent Third-Party Audits

Due to its position as a downstream company, T-Mobile relies on the upstream audits conducted by industry organizations. T-Mobile supports the development and implementation of independent third-party audits of smelters’ and refiners’ sourcing via cross-recognized, responsible mineral sourcing validation programs.

5.	Report on Supply Chain Due Diligence

This Conflict Minerals Report is filed with the Securities and Exchange Commission, and a copy of it will be made available at http://investor.t-mobile.com/financials/sec-filings.

Due Diligence Findings

One relevant supplier was identified as supplying the Covered Product for the Reporting Period. Based on information that T-Mobile received from this supplier, 190 unique smelters and refiners may have contributed 3TG contained in the Covered Product for 2024. All smelters identified by the supplier that sourced 3TG from the DRC Region have been audited and designated as conformant with the RMI’s Responsible Minerals Assurance Process, and the supplier maintains in good standing in that program through continuous validation.

Based on the information provided by the supplier using the CMRT, the smelters or refiners listed in Annex A may have contributed 3TG contained in the Covered Product. T-Mobile’s supplier for the Covered Product may have provided country of origin and facility information for its entire supply chain without specifying which facilities contributed 3TG that was actually used in components of the Covered Product. As a result, the list in Annex A may be overly broad with respect to which smelters or refiners in fact processed the 3TG used in the Covered Product.

Annex A

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Advanced Chemical Company	United States of America
Gold	Agosi AG	Germany
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States of America
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden Ronnskar	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	Republic of Korea
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Gold by Gold Colombia	Colombia
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Germany GmbH Co. KG	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States of America
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	Republic of Korea

Gold	LS MnM Inc.	Republic of Korea
Gold	LT Metal Ltd.	Republic of Korea
Gold	Materion	United States of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MKS PAMP SA	Switzerland
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	NH Recytech Company	Republic of Korea
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Royal Canadian Mint	Canada
Gold	SAFINA A.S.	Czechia
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiMetal Co., Ltd.	Republic of Korea
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States of America
Gold	Valcambi S.A.	Switzerland

Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tantalum	AMG Brasil	Brazil
Tantalum	D Block Metals, LLC	United States of America
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States of America
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET de Mexico	Mexico
Tantalum	Materion Newton Inc.	United States of America
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	QuantumClean	United States of America
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	TANIOBIS GmbH	Germany
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Telex Metals	United States of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tin	Alpha	United States of America
Tin	Aurubis Beerse	Belgium
Tin	Aurubis Berango	Spain
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	CRM Synergies	Spain
Tin	Dowa	Japan
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Metallic Resources, Inc.	United States of America
Tin	Mineracao Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgicas S.A.	Bolivia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia
Tin	PT Rajehan Ariq	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan
Tin	Super Ligas	Brazil
Tin	Thaisarco	Thailand
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tin	Tin Technology & Refining	United States of America
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam

Tungsten	China Molybdenum Tungsten Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders LLC	United States of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	Hubei Green Tungsten Co., Ltd.	China
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States of America
Tungsten	Kennametal Huntsville	United States of America
Tungsten	Lianyou Metals Co., Ltd.	Taiwan
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Masan High-Tech Materials	Vietnam
Tungsten	Niagara Refining LLC	United States of America
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China

Countries of origin from which these smelters or refiners may source conflict minerals include:

Albania

Algeria

Andorra

Argentina

Australia

Austria

Azerbaijan

Bahamas

Belarus

Belgium

Benin

Bolivia

Bosnia and Herzegovina

Botswana

Brazil

Bulgaria

Burkina Faso

Burundi

Cameroon

Canada

Chile

China

Colombia

Costa Rica

Côte d’Ivoire

Croatia

Cyprus

Czech Republic

Democratic Republic of the Congo

Denmark

Djibouti

Dominican Republic

Ecuador

Egypt

El Salvador

Estonia

Eswatini

Ethiopia

Finland

France

Georgia

Germany

Ghana

Greece

Grenada

Guinea

Guyana

Honduras

Hungary

Iceland

India

Indonesia

Ireland

Israel

Italy

Jamaica

Japan

Jordan

Kazakhstan

Kenya

Kuwait

Kyrgyzstan

Laos

Latvia

Lebanon

Liberia

Liechtenstein

Lithuania

Luxembourg

Madagascar

Malaysia

Mali

Malta

Mauritania

Mexico

Mongolia

Morocco

Mozambique

Myanmar

Namibia

Netherlands

New Zealand

Nicaragua

Niger

Nigeria

North Macedonia

Norway

Oman

Pakistan

Panama

Papua New Guinea

Peru

Philippines

Poland

Portugal

Republic of Korea

Romania

Russia

Rwanda

Saint Kitts and Nevis

San Marino

Saudi Arabia

Senegal

Serbia

Sierra Leone

Singapore

Slovakia

Slovenia

South Africa

Spain

Sudan

Suriname

Sweden

Switzerland

Taiwan

Tajikistan

Tanzania

Thailand

Togo

Trinidad and Tobago

Tunisia

Turkey

Uganda

Ukraine

United Arab Emirates

United Kingdom

United States of America

Uruguay

Uzbekistan

Venezuela

Vietnam

Zambia

Zimbabwe